CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 92 to the Registration Statement on Form N-1A (the “Registration Statement”) of our report dated December 10, 2015, relating to the financial statements and financial highlights appearing in the October 31, 2015 Annual Report to Shareholders of Vanguard Tax-Exempt Money Market Fund, Vanguard Short-Term Tax-Exempt Fund, Vanguard Limited-Term Tax-Exempt Fund, Vanguard Intermediate-Term Tax-Exempt Fund, Vanguard Long-Term Tax-Exempt Fund and Vanguard High-Yield Tax-Exempt Fund, and of our report dated December 15, 2015, relating to the financial statements and financial highlights appearing in the October 31, 2015 Annual Report to Shareholders of Vanguard Tax-Exempt Bond Index Fund (comprising Municipal Bond Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectus and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
February 23, 2016